UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2024

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 29, 2024, Oncotelic Therapeutics, Inc. (the “Company”) issued a press release announcing that the Company had entered into a binding term sheet (the “Term Sheet”) with Mosaic ImmunoEngineering, Inc. (“Mosaic”). The Term Sheet was entered into on April 26, 2024.

As per the terms contained in the Term Sheet, Mosaic will pay Oncotelic $15 million in shares upon the closing of a definitive agreement for certain pre-agreed indications of CA4P. In addition, Oncotelic may earn upto $15 million in cash and $15 million in shares of Mosaic, upon achievement of certain agreed upon milestones. Additional terms of the Term Sheet include that (1) Mosiac to continue the development work necessary to achieve the mutually agreed upon milestones which will include an annual budget of $2.0 – $2.5 million, (2) Oncotelic will loan Mosaic funds to cover Mosaic’s annual audit and operational costs till June 1, 2024, at terms to be decided, and repayable upon Mosaic raising financings of $2 million or more, in cash or additional shares of Mosaic (3) Oncotelic will assist Mosaic to raise at least $2 million to fund the operations of Mosaic and (4) in the event Oncotelic is unable to assist Mosiac raise the required funds as per clause 3 above, then the transaction shall move forward as a reverse acquisition/merger, with conditions typical of such a transaction. Pursuant to the Term Sheet, the parties agreed to negotiate in good faith towards the execution of the Definitive Agreements and the closing of the transactions contemplated thereby, which will be subject to customary due diligence and other conditions as described in the Term Sheet.

A copy of the press release is attached hereto as Exhibit 99.1.

Disclaimer.

The information in Section 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibits 10.1 and 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed on

10.1	Binding Term Sheet dated April 26, 2024	April 29, 2024
99.1	Press Release dated April 29, 2024	April 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic ImmunoEngineering Inc.

Date: April 29, 2024	By:	/s/ Vuong Trieu
Vuong Trieu, Ph. D.
President and Chief Executive Officer, Director